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                                                                 EXHIBIT NO. 3.9

                          CERTIFICATE OF INCORPORATION
                                       OF
                YELLOW INTERNATIONAL CONSOLIDATION SERVICES, INC.

     First: The name of the corporation is Yellow International Consolidation Services, Inc.

     Second: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is the Corporation Service Company.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

     Fourth: The total number of shares of capital stock of all classifications which the Corporation shall have authority to issue is Five Thousand (5,000) shares of Common Stock having a par value of $1 per share.

     Fifth: The business and affairs of the Corporation shall be managed by the Board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

     Sixth: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws.

     Seventh: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision consigned in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue (sic), and all rights conferred herein are granted subject to this reservation.

                                      -1-

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     NINTH: The incorporator is William F. Martin, Jr., whose mailing address is
10990 Roe Avenue, Overland Park, Kansas 66211.


                                        /s/ WILLIAM F. MARTIN, JR.
                                        ----------------------------------------
                                        William F. Martin, Jr.

                                      -2-

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                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

Yellow International Consolidation Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Yellow International Consolidation Services, Inc., a resolution was duly adopted setting forth a proposed amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is Globe.com, Lines, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Yellow International Consolidation Services, Inc., has caused this certificate to be signed by William F. Martin, Jr., an Authorized Officer, this 8th day of April, 1999.


                                        By: /s/ WILLIAM F. MARTIN, JR.
                                            ------------------------------------
                                            Authorized Officer

                                        Name: William F. Martin, Jr.
                                        Title: Vice President


                                        Attest: /s/ LAWRENCE D. BERKOWITZ
                                                --------------------------------
                                                Lawrence D. Berkowitz

                                        Title: Secretary

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                       OF
                              GLOBE.COM LINES, INC.

GLOBE.COM LINES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of GLOBE.COM LINES, INC. adopted the following resolution on the 23rd day of February, 2001.

     Resolved that the registered office of GLOBE.COM LINES, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, GLOBE.COM LINES, INC. has caused this statement to be signed by William F. Martin, Jr., its Senior Vice President, this 15th day of March, 2001.


                                        /s/ WILLIAM F. MARTIN, JR.
                                        ----------------------------------------
                                        William F. Martin, Jr.,
                                        Senior Vice President